Exhibit 32.1
Certification Pursuant to 18 U. S. C. Section 1350(b), as
Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Rusty Hutson, Jr., the Chief Executive Officer, and Bradley G. Gray, the Chief Financial Officer of Diversified Energy Company (the Company), hereby certify, that, to their knowledge:
1.The Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026 (the Report), as filed with the Securities and Exchange Commission on August 5, 2026, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 5, 2026	/s/ Rusty Hutson, Jr.
Date	Rusty Hutson, Jr.
Chief Executive Officer

August 5, 2026	/s/ Bradley G. Gray
Date	Bradley G. Gray
Chief Financial Officer